EXHIBIT 10.20

SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT, dated as of March 28, 2008 (this “Agreement”), by and between INFONXX, Inc., a Delaware corporation (the “Company”), and Vanessa A. Wittman.

RECITALS

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that it would be in the best interests of the Company to entitle Ms. Wittman, a non-employee director, to purchase, as partial consideration for future service as a committee member of each of the Audit Committee of the Board (the “Audit Committee”), the Compensation Committee of the Board (the “Compensation Committee”) and the Nominating/Corporate Governance Committee of the Board (the “Nominating/Corporate Governance Committee”), and further, as partial consideration of Ms. Wittman serving as chairperson of the Audit Committee, up to $100,000 in unrestricted common stock, par value $.01 per share, of the Company (the “Common Stock”);

WHEREAS, the Board has designated Ms. Wittman to serve as a member of each of the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee, in each case effective immediately subsequent to and contingent upon the completion of the Company’s proposed underwritten initial public offering (the “Offering”);

WHEREAS, the Board has designated Ms. Wittman to serve as chairperson of the Audit Committee, effective immediately subsequent to and contingent upon the completion of the Offering; and

WHEREAS, Ms. Wittman desires to purchase up to $100,000 in Common Stock;

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

SUBSCRIPTION

Section 1.1 Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, the Company agrees to sell to Ms. Wittman, and Ms. Wittman agrees to purchase from the Company, 3,669 shares of Common Stock (the “Purchased Shares”) for a purchase price of $27.25 per share and the aggregate purchase price of $99,980.25 (the “Aggregate Purchase Price”).

Section 1.2 Closing. The closing of the purchase and sale of the Purchased Shares (the “Closing”) shall take place at the offices of INFONXX, Inc., 655 Madison Avenue, 21st Floor, New York, New York, concurrently with the execution and delivery of this Agreement by each of the parties hereto.

Section 1.3 Closing Payment; Certificates. At the Closing, Ms. Wittman shall deliver to the Company, in immediately available funds, the Aggregate Purchase Price by wire transfer to an account designated by the Company not later than one business day prior to the date of the Closing, and the Company shall deliver to Ms. Wittman in her name one or more executed stock certificates with respect to the Purchased Shares.

Section 1.4 Legends. The certificates representing the Purchased Shares as contemplated under Section 1.3 will be subject to such stop transfer orders and other restrictions as the rules, regulations and other requirements of the Securities and Exchange Commission (the “SEC”), any stock exchange upon which such shares of Common Stock are listed, and any applicable federal or state laws. The Company may cause legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding the generality of the foregoing, Ms. Wittman understands and agrees that the Company shall cause the legends set forth below, or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Purchased Shares:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “1933 ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE 1933 ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER. SUCH TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.

Ms. Wittman acknowledges that the Company will not be required (i) to transfer on its books any Purchased Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement, or (ii) to treat as owner of such Purchased Shares, or to accord the right to vote or pay dividends to any purchaser or other transferee, to whom such Purchased Shares shall have been so transferred.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Company. The Company represents and warrants as of the date first written above that:

(a) Existence and Power. The Company is duly organized, validly existing and in good standing under the laws of the state of Delaware.

(b) Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby are within its powers and have been duly authorized by all necessary action on the part of the Company. This Agreement has been duly executed and delivered by the Company, and, assuming it is a valid and legally binding obligation of Ms. Wittman, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(c) Governmental Authorization. The execution, delivery and performance by the Company of this Agreement require no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental or regulatory body, agency or official, in each case to be obtained, given or made by or on behalf of the Company, except (i) such as have been obtained or (ii) where the failure to obtain any such order, license, consent, authorization, approval or exemption, take any action or give any such notice or make any filing or registration would not reasonably be expected to adversely affect the ability of the Company to perform its obligations hereunder.

(d) Noncontravention. The execution, delivery and performance by the Company of this Agreement do not and will not (i) violate the organizational documents of the Company, (ii) violate any law, rule, regulation, judgment, injunction, order or decree applicable to or binding upon the Company or (iii) require any consent or other action by any person under, constitute a default under (with due notice or lapse of time or both), or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company or to a loss of any benefit to which the Company is entitled under any provision of any agreement or other instrument binding upon the Company or any of its assets or properties.

Section 2.2 Representations and Warranties of Vanessa A. Wittman. Ms. Wittman represents and warrants to the Company as of the date first written above that:

(a) Authorization. This Agreement has been duly executed and delivered by Ms. Wittman, and, assuming it is a valid and legally binding obligation of the Company, constitutes a valid and binding agreement of Ms. Wittman, enforceable against Ms. Wittman in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(b) Transfer Restrictions. Ms. Wittman agrees and acknowledges that she will not transfer any Purchased Shares unless:

(i) the transfer is pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder (the “1933 Act”), and in compliance with applicable provisions of state securities laws, or

(ii) (A) counsel for Ms. Wittman (which counsel shall be reasonably acceptable to the Company) shall have furnished the Company with an opinion, satisfactory in form and substance to the Company, that no such registration is required because of the availability of an exemption from registration under the 1933 Act and (B) if Ms. Wittman is a citizen or resident of any country other than the United States, or Ms. Wittman desires to effect any transfer in any such country, counsel for Ms. Wittman (which counsel shall be reasonably satisfactory to the Company) shall have furnished the Company with an opinion or other advice reasonably satisfactory in form and substance to the Company to the effect that such transfer will comply with the securities laws of such jurisdiction.

Notwithstanding the foregoing, the Company acknowledges and agrees that any of the following transfers are deemed to be in compliance with the 1933 Act and this Agreement (including without limitation any restrictions or prohibitions herein) and no opinion of counsel is required in connection therewith: (x) a transfer upon the death of Ms. Wittman to her “Estate” (defined below) or a transfer to the executors, administrators, testamentary trustees, legatees or beneficiaries of a person who has become a holder of the Purchased Shares in accordance with the terms of this Agreement; provided, that it is expressly understood that any such transferee shall be bound by the provisions of this Agreement, and (y) a transfer made in compliance with the federal securities laws to a “Trust” (defined below), provided that such transfer is made expressly subject to this Agreement and that the transferee agrees in writing to be bound by the terms and conditions hereof. For the purposes of this Agreement, “Estate” shall mean the conservators, guardians, executors, administrators, testamentary trustees, legatees or beneficiaries of Ms. Wittman, and “Trust” shall mean a limited partnership, limited liability company, trust or custodianship, the beneficiaries of which may include only Ms. Wittman, her spouse (or ex-spouse) or her lineal descendants (including adopted) or, if at any time after any such transfer there shall be no then living spouse or lineal descendants, then to the ultimate beneficiaries of any such trust or to the estate of a deceased beneficiary.

If any Purchased Shares are to be disposed of in accordance with Rule 144 under the 1933 Act or otherwise, Ms. Wittman shall promptly notify the Company of such intended disposition and shall deliver to the Company at, or prior to, the time of such disposition such documentation as the Company may reasonably request in connection with such sale and, in the case of a disposition pursuant to Rule 144, shall deliver to the Company an executed copy of any notice on Form 144 required to be filed with the SEC.

(c) Lock-up. Ms. Wittman agrees that, if any Purchased Shares are offered to the public pursuant to an effective registration statement under the 1933 Act (other than registration of securities issued under an employee plan), Ms. Wittman will not effect any public sale or distribution of any shares of the Purchased Shares not covered by such registration statement from the time of the receipt of a notice from the Company that the Company has filed or imminently intends to file such registration statement to, or within 180 days after, the effective date of such registration statement (the “Lock-Up Period”), unless otherwise agreed to in writing by the Company; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the requesting party waives, in writing, such extension.

(d) Availability of Information. Ms. Wittman represents and warrants that (i) with respect to the Purchased Shares, Ms. Wittman has received and reviewed the available information relating to the Purchased Shares, and (ii) she has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such information, the Company and the business and prospects of the Company which she deems necessary to evaluate the merits and risks related to holding the Purchased Shares and to verify the information contained in the information received as indicated in this Section 2.2(d), and Ms. Wittman has relied solely on such information.

(e) Accredited Investor. Ms. Wittman represents and warrants that she is an “Accredited Investor” as such term is defined under Rule 501 of Regulation D.

(f) Taxes. Ms. Wittman acknowledges and agrees that upon Closing, Ms. Wittman will have full responsibility, and the Company will have no responsibility, for satisfying any liability for any federal, state or local income or other taxes required by law to be paid with respect to the Purchased Shares. Ms. Wittman is hereby advised to seek tax counsel regarding the taxation of the purchase made hereunder of the Purchased Shares.

(g) Brokers or Finders’ Fees. There is no investment banker, broker, finder or other intermediary which has been retained by, will be retained by or is authorized to act on behalf of Ms. Wittman who might be entitled to any fee or commission from Ms. Wittman or the Company upon consummation of the transactions contemplated by this Agreement.

ARTICLE III

MISCELLANEOUS

Section 3.1 Further Assurances. The Company and Ms. Wittman agree that, from time to time, whether on or after the Closing, each of them will execute and deliver such further instruments of conveyance and transfer and take such other actions as may be necessary to carry out the purposes and intents of this Agreement.

Section 3.2 Notices. Except as otherwise specified herein, all notices and other communications under this Agreement shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient. Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.

Section 3.3 Governing Law; Venue. This Agreement is governed by Delaware law, without reference to the principles of conflict of laws. The parties agree that venue for any court action shall lie exclusively in any federal or state court in Wilmington, Delaware.

Section 3.4 No Right to Continued Service on the Board. Nothing contained in this Agreement or in any other agreement entered into by the Company and Ms. Wittman guarantees that Ms. Wittman will continue to serve as a member of the Board or will serve on any committee of the Board, or in the capacity of chairperson, for any specified period of time.

Section 3.5 Amendments and Waivers.

(a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 3.6 Termination. This Agreement shall automatically terminate and the transactions contemplated hereby abandoned if the Offering shall have been terminated in accordance with its terms prior to the Closing.

Section 3.7 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 3.8 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

Section 3.9 Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. No provision of this Agreement shall confer upon any person other than the parties hereto any rights or remedies hereunder.

Section 3.10 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

Section 3.11 Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

Section 3.12 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be deemed to be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by law.

Section 3.13 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, INFONXX, Inc., acting by and through its duly authorized officer, and Vanessa A. Wittman have caused this Agreement to be duly executed as of the date first above written.

INFONXX, INC.
By:	/s/ Zachary Green
Name: Zachary Green
Title: Global General Counsel

VANESSA A. WITTMAN
/s/ Vanessa A. Wittman